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                                                                   EXHIBIT 10.37

                                 FULL RECOURSE
                                PROMISSORY NOTE

$85,000.00                                              Feb. 10, 1998
                                                        Walnut Creek, California

        FOR VALUE RECEIVED, George K. Ross, an individual ("MAKER") promises to pay Tier Technologies, Inc., a California corporation ("HOLDER"), or order, at 1350 Treat Boulevard, Suite 250, Walnut Creek, California or such other place as Holder may from time to time designate, in lawful money of the United States, the principal sum of eighty-five thousand dollars ($85,000.00) plus interest thereon from the date hereof until paid in full, as set forth below.

        1.  Interest. Interest on the principal sum of this Note shall accrue at
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the rate of 5.59% per annum, compounded annually, based on a 365 day year and the actual number of days elapsed.

        2.  Payments/Forgiveness. The entire principal sum and all accrued but
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unpaid interest and any other sums payable hereunder shall be due and payable in full upon the earliest occurrence of either of the following events (a "Trigger Event"): (1) termination of Maker's employment with the Holder for any reason or
(2) the sale of the Property purchased with the proceeds of this Note as described in Section 4 below; provided, however, that the entire principal sum advanced and all accrued but unpaid interest shall be forgiven by Holder on July 31, 2001 if no Trigger Event has sooner occurred.

        3.  Prepayment. This Note may be prepaid in whole or in part, at any
            ----------
time, without penalty or premium. Partial prepayments shall be applied first to accrued interest, then to other charges due with respect to this Note, and then to then-unpaid principal balance.

        4.  Security. Maker represents that he intends to use the proceeds of
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this Note to purchase residential property located in San Francisco, California
(the "Property"). Upon purchase of such Property, notice shall promptly be delivered to Holder by Maker and repayment of this Note shall be secured by a second deed of trust on the Property (the "Deed of Trust"). Maker shall execute and deliver to Holder all documents, instruments or agreements required by Holder in connection with the creation and recordation of the Deed of Trust.

        5.  Default and Remedies.
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           a. Default. Maker will be in default under this Note if (i) Maker
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fails to make a payment of principal and/or interest hereunder when due, (ii)
Maker fails to deliver the Deed of Trust as soon as is practicable after purchase of the Property, or (iii) Maker breaches any other covenant or agreement under this Note or under the Deed of Trust.

           b. Remedies. Upon Maker's default, Holder may (i) upon written notice
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to Maker, declare the entire principal sum and all accrued and unpaid interest hereunder immediately due and payable and (ii) exercise any and all of the remedies provided under this Note, the Deed of Trust or at law.
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        6.  Waivers. Maker, and any endorsers or guarantors hereof, severally
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waive diligence, presentment, protest and demand and also notice of dishonor of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without notice, all without in any way affecting the liability of Maker or any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, agreed to by Holder with any person now or hereafter liable for the payment of this Note, shall affect the original liability of Maker under this Note, even if Maker is not a party to such agreement. Holder may waive its right to require performance of or compliance with any term, covenant or condition of this Note only by express written waiver.

        7. Miscellaneous.
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           a. Maker shall pay all costs, including, without limitation, reasonable attorneys' fees and costs incurred by Holder in collecting the sums due hereunder, whether or not any legal action is actually filed, litigated or prosecuted to judgment or award. In the event of any action or legal proceeding concerning this Note or the enforcement of any rights hereunder, Holder shall be entitled to, in addition to any other relief to which the Holder may be entitled, all legal and court costs and expenses, including reasonable attorneys' fees, incurred by Holder in connection with such action.

           b. This Note may be modified only by a written agreement executed by Maker and Holder.

           c. This Note shall be governed by California law.

           d. The terms of this Note shall inure to the benefit of and bind Maker and Holder and their respective heirs, legal representatives and successors and assigns.

           e. Time is of the essence with respect to all matters set forth in this Note.

           f. If this Note is destroyed, lost or stolen, Maker will deliver a new Note to Holder on the same terms and conditions as this Note, with a notation of the unpaid principal and accrued and unpaid interest in substitution of the prior Note. Holder shall furnish to Maker reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Maker in connection with the replacement of this Note.

        IN WITNESS WHEREOF, Maker has executed this Note as of the date and year first above written.


                                        Maker: /s/ George K. Ross
                                              _____________________________
                                                    George K. Ross